SERVICE AGREEMENT


                           BETWEEN

                  ENTERGY ENTERPRISES, INC.


                             AND

                ENTERGY POWER MARKETING CORP.


     THIS AGREEMENT, made and entered into as of June 17,

1995 by and between Entergy Enterprises, Inc., a corporation organized under the laws of the State of Delaware

(hereinafter sometimes referred to as "Service Company") and

Entergy Power Marketing Corp., a corporation organized under the laws of the State of Delaware ("Client Company").


                         WITNESSETH:

     WHEREAS, Service Company and Client Company are both

direct or indirect subsidiaries of Entergy Corporation, and

Client Company, together with Entergy Corporation and

Entergy Corporation's other direct or indirect subsidiaries

and Service Company form the Entergy System; and

     WHEREAS, Service Company is authorized by the

Securities and Exchange Commission (the "Commission") under

Section 13 of the Public Utility Holding Company Act of

1935, as amended (the "Act") to render to certain indirect

and indirect subsidiaries of Entergy Corporation which are

not domestic retail electric utility companies ("Client

Companies")<FN1> certain services and to render to Client

Company services as herein provided; and

     WHEREAS, in the performance of past and future services

for the Client Companies, Service Company has acquired and

will acquire certain properties and other resources; and

     WHEREAS, economies and increased efficiencies

benefiting the Entergy System will result from the

performance by Service Company of services for Client

Company; and

     WHEREAS, subject to the terms and conditions herein

described, Service Company is willing, upon request by

Client Company, to render such services and provide such

property and resources to Client Company at cost, determined in accordance with applicable rules, regulations and orders

of the Commission under the Act;

     NOW, THEREFORE, in consideration of the premises and of

the mutual agreements herein, the parties hereto hereby

agree as follows:

          1.   Definitions

                    As used hereinafter, the following terms, in

          addition to those elsewhere defined in this

          Agreement, shall have the following meanings

          unless the context otherwise requires:

                    A.   "Services" shall mean the services

          described in the Article 3 hereof.

                    B.   "Non-Affiliate" means any corporation,

          company, agency, government, business, entity or

          person other than (i) Entergy Corporation, (ii) a

          direct or indirect subsidiary of Entergy

          Corporation, or (iii) a person employed by Entergy

          Corporation, or any of such subsidiaries.

               Agreement to Furnish Services.

                    A.   Service Company hereby agrees to furnish

          or otherwise make available to Client Company,

          upon the terms and conditions hereinafter set

          forth, the Services set forth in Section 3 hereof.

          Service Company will keep itself and its personnel

          available and competent to render to Client

          Company the Services on the same basis as such

          Services are provided to the other Client

          Companies.

                    B.   Upon its receipt of Client

          Company's service request, Service Company will,

          if it has or can have available the personnel and

          resources needed to fill the service request,

          furnish to Client Company, upon the terms and

          conditions hereinafter set forth, such of the

          services set forth in Section 3 hereof, at such

          times, for such periods and in such manner as

          Client Company may from time to time request;

          provided, however, that the determination of

          whether Service Company has the available

          personnel and resources to perform in accordance

          with the service request will be entirely within

          the discretion of Service Company, and Service

          Company may at its sole option elect not to

          perform any requested services, except that, once

          having agreed to perform pursuant to a service

          request, Service Company shall not withdraw or

          depart from such performance without the consent

          of Client Company.

                    C.   The providing of services by

          Service Company pursuant to this Agreement shall

          in all cases and notwithstanding anything herein

          contained to the contrary be subject to any

          limitations contained in authorizations, rules or

          regulations of those governmental agencies, if

          any, having jurisdiction over Service Company,

          Client Company, or such providing of Services.

               Description of Services.<FN2>

               A.   General Executive and Advisory Services.

          Advise and assist the officers and employees of

          Client Company in connection with various phases

          of its business and operations, including

          particularly (but not exclusively) those phases

          which involve coordination of planning or

          operations between Client Company and other

          entities.

               B.   General Engineering.     Perform general

          engineering work, including system production and

          transmission studies; prepare and analyze

          apparatus specifications, distribution studies and

          standards, civil engineering and hydraulic studies

          and problems, and fuel supply studies; and advise

          and assist in connection with analyses of

          operations and operating and construction budgets.

               C.   Development of Other Business

          Enterprises.       Advise and assist Client

          Company in the investigation of other business

          enterprises and the development of such other

          business enterprises.

               D.   Design Engineering. Perform detailed

          design work as requested by Client Company

               E.   Purchasing.    Render Purchasing and

          group purchasing services to Client Company,

          coordinate group purchasing, and supply expediting

          services.  All requests for bids shall be made by

          and purchases confirmed in the name of Client

          Company (or its customer, if requested by Client

          Company).

               F.   Accounting and Statistical.   Perform

          for Client Company all such business, accounting,

          and auditing services and install such internal

          accounting and auditing procedures as are

          requested by Client Company to maintain its books

          and records properly and account for and safeguard

          its operations and properties; advise and assist

          Client Company in connection with the installation

          of accounting systems and similar efforts,

          requirements of regulatory bodies with respect to

          accounting, studies and accounting procedures and

          practices and improve efficiency, accounting

          entries resulting from financial transactions,

          internal audits, employment of independent

          auditors, preparation and analyses of financial

          and operating reports and other statistical

          matters relating to Client company or its

          customers, preparation of reports to regulatory

          commission, insurance companies and others,

          standardization or accounting and statistical

          forms in the interest of economy, and other

          accounting and statistical matters.

               G.   Finance and Treasury.         Advise and

          assist Client Company on financing matters,

          including sort and long range financial planning,

          determination of types and terms of sales of

          securities, the preparation of petitions and

          applications for the issuance of securities and

          the preparation of various documents required in

          connection therewith, negotiation and structuring

          of financing arrangements, and all treasury

          matters, including banking and investment of

          surplus funds.

               H.   Taxes.         Advise and assist Client

          Company in connect with tax matters, including

          preparation of Federal, State or foreign income

          and other tax returns and of protests, claims and

          briefs where necessary, tax accruals, and other

          matters in connection with any applicable taxes,

          governmental fees or assessments, and assistance

          in connection with audit or returns by the

          Internal Revenue Service and State Tax Agencies.

               I.   Risk Management.       Advise and assist

          Client Company in connection with risk management

          matters including but not limited to insurance and

          bonding, including contracts with insurers,

          trustees and actuaries and the placing of

          individual or blanket/group policies covering

          Client Company and/or other Client Companies, and

          other insurance and bonding problems as required.

               J.   Employee Benefits.    Advise and assist

          Client Company in connection with employee

          benefits matters including but not limited to

          welfare and pension matters.

               K.   Corporate.       Advise and assist

          Client Company in connection with corporate

          affairs, including assistance and suggestions in

          connection with the preparation of petitions and

          applications for the issuance of securities,

          contracts for the sale or underwriting of

          securities, maintenance of minutes of directors'

          and stockholders' meetings and other proceedings

          and of other related corporate records; and also

          arrangements for stockholders' meetings, including

          notices, proxies and records thereof, and for

          other types of meetings.

               L.    Budgeting.      Advise and assist

          Client Company in matters involving the

          preparation and development of capital and

          operating budgets, cash and cost forecasts, and

          budgetary controls and preparation of long-range

          forecast.

               M.   Business Promotion and Public Relations.

          Advise and assist Client Company in the

          development of marketing and sales programs, in

          the preparation and use of advertising and sales

          materials, and in the determination and carrying

          out of promotional programs.

               N.   Employee Services.    Furnish Client

          Company with advisory and administrative services

          and programs in connection with employees and

          employee relations matters, payroll, recruitment,

          employee placement, training, compensation,

          safety, labor relations and health, welfare and

          employee benefits.

               O.   Systems and Procedures.   Advise and

          assist Client Company in the formation of sound

          operating practices and methods of procedures, the

          standardization of forms, the purchase, rental and

          use of mechanical and electronic data processing,

          computing and communications equipment, in

          conducting economic research and planning and in

          the development of special economic studies.

               P.   Regulatory Matters.

          Consultation and advice with respect to regulatory

          matters, particularly those involving the

          Securities and Exchange Commission or the Federal

          Energy Regulatory Commission, and the provision of

          liaison and assistance in processing matters with

          the staffs of such commissions.

               Q.   Systems Operations Center.

          Make available services from the operation of a

          System Operations Center for the control of bulk

          power supply and load dispatching within the

          Entergy System, with Client Company, and with

          interconnected systems.

               R.   Data Processing Services.       Make

          available services from the operation of a data

          processing computer Center serving the Entergy

          System.  This may include:  applications software

          development, maintenance and enhancements; data

          communications network design, operation and

          management; computer center production operations;

          and information systems consulting.

               S.   Access to and Use of Resources.     Make

          available to Client Company in the conduct of its

          business and/or, to the extent necessary or

          appropriate as required in the performance of its

          services to its customers, access to, use of, or

          rights in all Service Company's resources,

          including facilities, products, processes,

          techniques, computer hardware and software,

          technical information, training aids and

          properties, vehicles, equipment, machines and

          other property, whether owned, leased or licensed

          by or otherwise available to Service Company.

               T.   Training. Assist Client Company in

          providing training to personnel of Client Company

          or of Non-Affiliates; develop and make available

          training procedures, materials and facilities, and

          provide instructors.

               U.   Legal Services.     Provide services and

          advice relating to litigation, contracts, leases,

          real estate, property rights and other legal

          matters.

               V.   General.        Make available services

          in the areas of construction, planning and

          supervision, design, management, programs, quality

          assurance, licensing matters, research and

          development, and communications systems and

          procedures.

               W    Other Services.     Render advise and

          assistance in connection with such other matters

          as Client Company may request and Service Company

          may be able to perform with respect to Client

          Company's business and operations.

          4.   Compensation for Services.

          As compensation for Services actually requested by

          Client Company and rendered to it by Service

          Company, Client Company hereby agrees to pay to

          Service Company all direct and indirect costs of

          such Services, computed in accordance with

          applicable rules and regulations(including, but

          not limited to, Rules 90 and 91) under the Act and

          appropriate accounting standards.  Bills will be

          rendered for the amount of such costs on or before

          the 20th day of the succeeding month and will be

          payable on or before the 60th day thereafter.  The

          cost of Services to be allocated to and paid by

          Client Company shall include all direct charges

          and Client Company's pro rata share of Service

          company's indirect costs, determined as outlined

          on Exhibits I and II attached hereto and

          incorporated herein by reference.

          5.   Service Requests.

          The services performed in accordance with service

          requests issued or made by or on behalf of Client

          Company and accepted by Service Company will be

          assigned an applicable service request number to

          enable specific work to be properly allocated by

          project or other appropriate basis.  Service

          requests (I) shall be in writing, (ii) shall be

          signed by appropriate representatives of Client

          Company<FN3> and of Service company, (iii) shall be

          as specific as practicable in defining the

          Services requested to be performed, and (iv) shall

          set forth the scope, duration and estimated cost

          of the services to be performed pursuant to the

          service request, provided that (I) any such

          amendment or alteration which results in a

          material change in the scope of the work to be

          performed or equipment to be provided is agreed to

          by Service Company, (ii) the costs for the

          services covered by the service request will

          include any expense incurred by Service Company as

          a direct result of the service request, and (iii)

          no amendment, alteration or rescission of a

          service request will release Client Company from

          liability for all such direct costs already

          incurred or contracted for by Service Company

          pursuant to the service request, regardless of

          whether the work associated with such costs has

          been completed.

          6.   Miscellaneous.

          This Agreement shall be binding upon the successor

          and assigns of the parties hereto, provided that

          Service Company shall not be entitled to assign or

          subcontract out any of its obligations under this

          Agreement or under any purchase order or service

          request issued hereunder without the prior written

          approval of Client Company.  This Agreement shall

          be construed and enforced under and in accordance

          with the laws of the State of Arkansas.  This

          Agreement may be executed in counterparts, each

          one of which when fully executed shall be deemed

          to have the same dignity, force and effect as an

          original.  No provision of this Agreement shall be

          deemed waived nor breach of this Agreement

          consented to unless such waiver or consent is set

          forth in writing and executed by the party hereto

          making such waiver or consent.



          IN WITNESS WHEREOF, the parties hereto have caused

this Agreement to be executed in their respective corporate

names by their respective Presidents or one of their

respective Vice Presidents and their respective seals to be

hereunto affixed and attested by their respective

Secretaries or one of their respective Assistant Secretaries or one of their respective Assistant Secretaries as of the

day and year first above written.


                  ENTERGY ENTERPRISES, INC.

          ATTEST:

                                        By:
          Frederick F. Nugent                Robert A. Keegan
          Assistant Secretary                Vice President


                       CLIENT COMPANY

          ATTEST:
                                        By:
          Frederick F. Nugent                 Robert J. Cushman
          Assistant Secretary                 Vice President
_______________________________
<FN1>    Those companies to which Service Company shall not
render Services are Arkansas Power & Light Company,
Louisiana Power & Light Company, Mississippi Power & Light Company, New Orleans Public Service Inc., Entergy
Operations, Inc., system Fuels, Inc., System Energy
Resources, Inc., Entergy Services, Inc., and such other
similar direct or indirect subsidiaries of Entergy
corporation now or hereafter existing whose activities and operations are primarily related to the domestic sale of electric energy at retail or at wholesale to affiliates, or the provision of goods or services thereto.

<FN2> Note -The following is a list of the various kinds of
services that could be provided by Enterprises to its Client Companies. However, this list is not intended to be exhaustive, and the services to be provided to any particular Client Company will depend upon, among other factors, the nature of such company and the needs of its business.

<FN3>  The representative or Client Company shall be an officer of Client Company acting on its behalf in signing the service request.